Consolidated Financial Statements of

Executive Wireless Inc.

Years ended January 31, 2005 and 2004 (audited)

and three months ended April 30, 2005 (unaudited)

(Expressed in Canadian dollars)

KPMG LLP
Chartered Accountants
St. Andrew's Square II
800 - 730 View Street
Victoria BC V8W 3Y7

Telephone (250) 480-3500
Fax (250) 480-3539
Internet www.kpmg.ca

REPORT OF INDEPENDENT AUDITOR TO THE DIRECTORS OF EXECUTIVE WIRELESS INC.

We have audited the accompanying consolidated balance sheets of Executive Wireless Inc. as at January 31, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for each of the years in the two-year period ended January 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of the internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 31, 2005 and 2004 and the results of its operations and its cash flows each of the years in the two-year period ended January 31, 2005 in accordance with Canadian generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 15 to the consolidated financial statements.

KPMG LLP

Chartered Accountants

Victoria, Canada

August 19, 2005
(except note 15, which is as of February 16, 2006)

EXECUTIVE WIRELESS INC.

Consolidated Balance Sheets
(Expressed in Canadian dollars)

As at January 31, 2005 and 2004
As at April 30, 2005 (unaudited)

	April 30, 2005 (unaudited)	January 31, 2005	January 31, 2004
Assets			
Current assets:			
Cash and cash equivalents	$ 23,601	$ 7,024	$ 15,572
Accounts receivable, net	89,047	174,377	63,471
Inventories (finished goods)	-	1,732	8,329
Prepaid expenses and deposits	2,061	25,130	44,895
	114,709	208,263	132,267
Equipment (note 3)	18,485	23,326	45,386
Intangible assets held for sale (note 4)	10,000	13,248	13,248
Intangible assets (note 4)	-	16,343	16,343
	$ 143,194	$ 261,180	$ 207,244
Liabilities and Deficiency in Assets			
Current liabilities:			
Accounts payable and accrued liabilities	$ 449,329	$ 449,568	$ 247,338
Deferred revenue	45,572	42,863	6,871
Advances from related parties (note 8)	89,475	403,369	1,905,064
Notes payable (note 5)	6,904	16,343	38,171
	591,280	912,143	2,197,444
Deficiency in assets:			
Share capital (note 6)	4,436,016	3,640,663	511,233
Contributed surplus (note 6)	76,974	476,574	574,945
Deficit	(4,961,076)	(4,768,200)	(3,076,378)
	(448,086)	(650,963)	(1,990,200)
Going concern (note 1)			
Commitments (note 9)			
Subsequent event (note 14)			
	$ 143,194	$ 261,180	$ 207,244

See accompanying notes to consolidated financial statements.

EXECUTIVE WIRELESS INC.

Consolidated Statements of Operations and Deficit
(Expressed in Canadian dollars)

Years ended January 31, 2005 and 2004
Three months ended April 30, 2005 (unaudited)

	April 30, 2005 (unaudited)	January 31, 2005	January 31, 2004
Sales	$ 54,443	$ 887,219	$ 169,522
Cost of sales	69,447	527,244	109,874
Gross profit	(15,004)	359,975	59,648
Operating expenses:			
Selling and marketing	-	660,913	447,007
General and administrative	105,393	631,558	575,273
Product development	39,203	151,368	374,746
Amortization	5,165	33,611	24,121
Bad debt	-	100,611	-
	149,761	1,578,061	1,421,147
Loss from operations	(164,765)	(1,218,086)	(1,361,499)
Non-operating expenses:			
Interest, bank charges and other	6,568	99,463	274,894
Foreign exchange	21,543	683	20,093
Loss (gain) on disposal of fixed assets	-	1,290	(68)
Write-down of intangibles	-	-	80,114
Gain on settlement of loan payable	-	(7,300)	-
Loss on debt settlement	-	379,600	25,104
	28,111	473,736	400,137
Loss for the period	(192,876)	(1,691,822)	(1,761,636)
Deficit, beginning of period	(4,768,200)	(3,076,378)	(1,314,742)
Deficit, end of period	$ (4,961,076)	$ (4,768,200)	$ (3,076,378)

See accompanying notes to consolidated financial statements.

EXECUTIVE WIRELESS INC.

Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

Years ended January 31, 2005 and 2004
Three months ended April 30, 2005 (unaudited)

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Cash provided by (used in):			
Operations:			
Loss for the period	$ (192,876)	$ (1,691,822)	$ (1,761,636)
Items not involving cash:			
Accretion of convertible loan	-	-	179,430
Issuance of shares in exchange for services	37,935	-	31,188
Amortization	12,637	33,611	24,121
Loss (gain) on disposal of fixed assets	-	1,290	(68)
Loss on settlement of debt	-	379,600	25,104
Share purchase loan forgiven	-	81,996	-
Write-down of intangibles	3,248	-	80,114
Write-down of fixed assets	-	-	7,262
Gain on settlement of loan payable	-	(7,300)	-
Stock-based compensation expense	-	49,463	5,263
Changes in non-cash working capital:			
Accounts receivable	85,330	(110,906)	(54,827)
Inventories	1,732	6,597	(8,329)
Prepaid expenses and deposits	23,069	19,765	(37,766)
Accounts payable and accrued liabilities	(239)	202,230	15,960
Deferred revenue	2,709	35,992	2,016
Cash used in operating activities	(26,455)	(999,484)	(1,492,168)
Investing:			
Purchase of equipment	(177)	(15,250)	(56,354)
Proceeds on disposal of fixed assets	-	2,409	1,760
Proceeds on intangible assets	8,724	-	-
Cash provided by (used in) investing activities	8,547	(12,841)	(54,594)
Financing:			
Share issue costs	(18,756)	-	-
Advances from related parties	62,280	1,018,305	1,494,233
Promissory notes issued	-	-	38,171
Loan repayments	(9,439)	(14,528)	(27,813)
Warrants exercised	400	-	-
Cash provided by financing activities	34,485	1,003,777	1,504,591
Increase (decrease) in cash and cash equivalents	16,577	(8,548)	(42,171)
Cash and cash equivalents, beginning of period	7,024	15,572	57,743
Cash and cash equivalents, end of period	$ 23,601	$ 7,024	$ 15,572
Supplemental cash flow information			
Cash during the period for:			
Bank charges and interest paid	$ 11,305	$ 84,544	$ 85,708
Income taxes paid	-	-	-
Non-cash transactions:			
Issuance of shares on settlement of debt (note 6)	376,174	3,129,430	-
Shares issued in exchange for services (note 6)	37,935	-	31,188

See accompanying notes to consolidated financial statements.

(Expressed in Canadian dollars)

Executive Wireless Inc. (the "Company") was incorporated pursuant to the provisions of the Canada Business Corporations Act on February 19, 2002. The Company's principal business activity is to provide wireless information solutions through the Company's propriety information systems.

1. **Going concern:**

The Company is in the process of developing its products and markets and has incurred an operating loss of $192,876 for the three months ending April 30, 2005 (year ended January 31, 2005 - $1,691,822, January 31, 2004 - $1,761,636). From inception to April 30, 2005 the Company has incurred cumulative operating losses of $4,561,476. As of April 30, 2005, the Company has a working capital deficiency of $476,571 (January 31, 2005 - $703,880, January 31, 2004 - $2,065,177) and an excess of liabilities over assets of $448,086 (January 31, 2005 - $650,963, January 31, 2004 - $1,990,200). In addition, the Company has not generated positive cash flow from operations since inception.

As a result of the conditions outlined above, substantial risk exists that the Company may not be able to continue as a going concern. These consolidated financial statements have been prepared on the going concern basis in accordance with generally accepted accounting principles. The going concern basis of presentation assumes that the Company will continue to operate for the near future and will be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company's future operations are dependent on the ability of the Company to attract sufficient financing as required on a timely basis and the development of profitable operations. No assurance can be provided that these events will occur. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2. **Significant accounting policies:**

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles. Material differences to accounting principles generally accepted in the United States are set out in note 15. The following is a summary of the significant accounting policies used in the preparation of the consolidated financial statements.

(a) Basis of presentation:

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Executive Wireless Inc. (US). All inter-company transactions and balances have been eliminated.

2. Significant accounting policies (continued):

(b) Cash and cash equivalents:

Cash and cash equivalents are defined as all highly liquid investments with terms to maturity of three months or less.

(c) Inventories:

Inventories are valued on a first-in, first-out basis at the lower of average cost and replacement cost for raw materials and at the lower of cost and net realizable value for work-in-process and finished goods. Inventories are recorded net of any obsolescence provisions. All inventory recorded at year end consisted of finished goods.

(d) Equipment:

Equipment is carried at cost less accumulated amortization. Amortization is determined at rates which will reduce original cost to estimated residual value over the useful life of each asset and subject to the half-year rule in the year of acquisition. The annual rates and basis used to compute amortization are as follows:

Asset	Basis	Year
Computer equipment	straight-line	two years
Computer software	straight-line	one year
Furniture and fixtures	straight-line	three years

The costs of repairs and maintenance are expensed as incurred.

(e) Revenue recognition:

Revenue from the sale of products is recognized at the time the product is shipped and title passes, persuasive evidence exists of a sales arrangement, collection is probable and the price is fixed or determinable. Provisions are established for estimated product returns and warranty costs at the time revenue is recognized based on historical experience for the product. If there is a requirement for customer acceptance of any products shipped, revenue is recognized only after customer acceptance has been received. Payments received in advance of the satisfaction of the Company's revenue recognition policies are recorded as deferred revenue.

Revenue from data service fees is deferred and amortized on a straight-line basis over the term of the service contract.

2. Significant accounting policies (continued):

(e) Revenue recognition (continued):

Revenue from sales of software containing multiple element contracts is recognized separately for each element when vendor specific objective evidence ("VSOE") exists for each such element. If VSOE cannot be established for each element, revenue is allocated using the residual method whereby the allocation of revenue to delivered elements is based on the residual amount of total revenue less the fair value of the undelivered elements. If VSOE cannot be established, revenue is recognized ratably over the period of service for the last undelivered element.

Other revenue from sales of multiple element contracts is recognized for each element when objective evidence exists for each element or ratably over the last undelivered element.

(f) Foreign currency transactions:

The Company's functional currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currency are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Non-monetary items are translated at rates of exchange in effect when the amounts were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transaction. Foreign exchange gains and losses are recognized in the determination of net earnings in the period in which they arise.

(g) Measurement uncertainty:

The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, including recoverability of capital assets and investment tax credits receivable, the value of shares issued for non-cash consideration and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Significant areas requiring the use of estimates include the estimation of warranty provisions and amortization periods of intangible assets. Actual results could differ from those estimates.

(h) Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, including equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company reviews factors such as current market value, future asset utilization and business climate and compares the carrying value of the assets to the future undiscounted cash flows expected to result from the use of the related asset. If such cash flows are less than the carrying value, the impairment charge to be recognized equals the excess.

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2. **Significant accounting policies (continued):**

(i) Research and development costs and investment tax credits:

Research costs are expensed as incurred. Development costs are deferred when they meet specific criteria; otherwise they are expensed as incurred. The Company assesses whether it has met the relevant criteria for deferral and amortization at each reporting date. The Company has not deferred any development costs in the current period, as the criteria for deferral were not met. Investment tax credits related to research and development activities are recorded when its receipt is reasonably assured which is upon acceptance by the income tax authorities during the Company's first year of operations.

(j) Income taxes:

The Company follows the asset and liability method for accounting for income taxes. Under this method, future income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases and to loss carryforwards, referred to as temporary differences. The resulting changes in the net future tax asset or liability are included in income. Future income tax assets and liabilities are measured using substantively enacted or enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period that includes the substantive enactment date. Future income tax assets are evaluated and if realization is not considered "more likely than not", a valuation allowance is provided.

(k) Related party transactions:

Related party transactions that are in the normal course of business and represent the culmination of the earnings process are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related party transactions, that are not in the normal course of business and do not represent the culmination of the earnings process, are measured at the carrying amount.

(l) Share issue costs:

The costs of issuing shares are applied to reduce the stated value of such shares.

(m) Unaudited interim financial information:

The consolidated financial statements as at April 30, 2005 and for the three months then ended are unaudited; however, they reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation for these periods.

(Expressed in Canadian dollars)

2. Significant accounting policies (continued):

(n) Stock-based compensation:

The Company applies the fair value based method to record stock-based compensation. Under this method, stock-based payments to non-employees are measured at the fair value of the equity instruments issued, and the fair value of the awards are periodically re-measured during the vesting period as the options are earned. Any changes therein are recognized over the vesting period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The fair value of stock-based awards to employees is typically measured at the grant date and amortized over the vesting period.

Prior to the adoption of the fair value method effective February 1, 2003, the Company had used the settlement method for the recording of stock-based compensation. Under the settlement method, no compensation expense is recognized for the plan when stock or stock options are issued to employees.

The fair value of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions expected option life three years (2004 - three years), risk-free interest rate 3.34% (2004 - 3.34%), volatility of 100% (2004 - 100%), and a dividend yield of 0% (2004 - 0%).

(o) Convertible shareholder loans:

Shareholder loans are accounted for in accordance with the CICA Handbook Section 3860, *Financial Instruments*. The equity component of the convertible shareholder loans was calculated using the Black-Scholes fair value model. The equity component includes an option to convert the debentures into common shares of the Company. The debt component is the difference between the gross proceeds received and the equity component. The debt component is accreted to its face value at maturity over the term of the debt through a charge to interest expense.

(Expressed in Canadian dollars)

3. **Equipment:**

April 30, 2005 (unaudited)	Cost	Accumulated amortization	Net book value
Computer equipment	$ 62,364	$ 45,883	$ 16,481
Computer software	11,753	11,483	270
Furniture and fixtures	6,981	5,247	1,734
	$ 81,098	$ 62,613	$ 18,485

January 31, 2005	Cost	Accumulated amortization	Net book value
Computer equipment	$ 62,137	$ 41,693	$ 20,444
Computer software	11,753	11,321	432
Furniture and fixtures	6,981	4,531	2,450
	$ 80,871	$ 57,545	$ 23,326

January 31, 2004	Cost	Accumulated amortization	Net book value
Computer equipment	$ 53,907	$ 17,585	$ 36,322
Computer software	10,890	6,088	4,802
Furniture and fixtures	7,227	2,965	4,262
	$ 72,024	$ 26,638	$ 45,386

(Expressed in Canadian dollars)

4. Intangible assets:

	April 30, 2005 (unaudited)	January 31, 2005	January 31, 2004
Blackberry Ericsson	$ -	$ 16,343	$ 16,343
Eversio, an intangible asset held for sale	10,000	13,248	13,248
	$ 10,000	$ 29,591	$ 29,591

The intangible assets have been written down to realizable values as follows:

Blackberry Ericsson:

The Company has determined that the value is based on the residual value from MLS agreements and customers relating to this investment.

During the period ended April 30, 2005, the MLS agreements and related customers were sold to a third party.

Eversio:

A write-down of $7,413 was expensed during the year ended January 31, 2004. The remaining asset valuation as at January 31, 2005 of $13,248 was equal to the agreed selling price of the Company's US customer lists and usage of the name Executive Wireless Solutions to a former employee.

Subsequent to April 30, 2005, the sale of the customer lists completed for a value of $10,000.

5. Notes payable:

	April 30, 2005 (unaudited)	January 31, 2005	January 31, 2004
Non-interest bearing with no fixed repayment terms	$ 6,904	$ 16,343	$ 38,171

As at January 31, 2004, the balance represented two notes payable of $21,828 and $16,343. As at January 31, 2005, the $21,828 was renegotiated and settled on the basis of various payments made throughout the year and a final payment of $2,731 ($2,200 USD). The remaining balance owing of $7,300 was written off.

(Expressed in Canadian dollars)

6. Share capital:

(a) Authorized:

Unlimited number of common shares without par value.

(b) Issued:

The following table presents the issued and outstanding common stock of the Company:

	Common shares	Share capital	Contributed surplus
January 31, 2003	312,574	$ 480,045	$ 472,248
Settlement of debt	25,990	31,188	-
Compensation expense - employee	-	-	5,263
Equity component of convertible loans	-	-	179,430
Share purchase loan	-	-	(81,996)
January 31, 2004	338,564	511,233	574,945
Settlement of debt	2,500,000	3,129,430	(229,830)
Compensation expense - employee	-	-	9,463
Compensation expense - warrants	-	-	40,000
Share purchase loan written off	-	-	81,996
January 31, 2005	2,838,564	3,640,663	476,574
Settlement of debt	376,174	376,174	-
Warrants exercised	400,000	400,000	(399,600)
Shares issued in exchange for services	53,152	37,935	-
Share issue costs	-	(18,756)	-
April 30, 2005 (unaudited)	3,667,890	$ 4,436,016	$ 76,974

The number of common shares was adjusted at July 30, 2003, as a result of a reverse stock split. The shares were consolidated at a rate of 20:1. The share options, warrants, number of common shares and any related per share information have been adjusted retroactively to reflect the effect of this consolidation.

At April 30, 2005, one shareholder held greater than 10% ownership in the Company individually.

The $81,996 included in the January 31, 2004 contributed surplus balance represents a share purchase loan receivable related to the purchase of common stock.

(Expressed in Canadian dollars)

6. **Share capital (continued):**

(c) Common stock options:

The following table summarizes information about the total number of stock options outstanding at:

			January 31, 2005			January 31, 2004
Exercise price	Options vested	Number outstanding	Weighted average remaining contractual life (years)	Options vested	Number outstanding	Weighted average remaining contractual life (years)
$ 1.00	363,776	722,500	2	37,348	93,375	2
1.20	-	-	-	5,000	5,000	no expiry
	363,776	722,500	2	42,348	98,375	

	Outstanding options	Weighted average exercise price
Outstanding as of January 31, 2003 and 2004	98,375	$ 1.01
Granted	632,500	1.00
Cancelled	(8,375)	1.12
Outstanding as of January 31, 2005 and April 30, 2005 (unaudited)	722,500	$ 1.00

Under the Company's Stock Option plan, the Company may grant options to its directors, officers and employees. The board of directors sets the vesting schedule and expiry date.

Options issued vest in 10 equal amounts every three months for a period of 30 months.

(Expressed in Canadian dollars)

6. Share capital (continued):

(d) Share purchase warrants:

The Company has issued share purchase warrants in relation to a number of transactions. Each share purchase warrant entitles the holder to purchase one common share of the Company at various prices and with various terms.

The following tables summarize the warrant activity and related information:

	Outstanding warrants	Weighted average exercise price
Outstanding as of January 31, 2003 and 2004	1,750,977	$ 1.87
Granted	400,000	0.001
Expired	(1,135,977)	1.99
Cancelled	(410,000)	1.95
Outstanding as of January 31, 2005	605,000	0.34
Exercised	(400,000)	0.001
Outstanding as of April 30, 2005 (unaudited)	205,000	$ 0.34

The warrants have the following price and expiration dates:

Exercise price	Number of warrants	Expiration date
$ 1.00	200,000	June 30, 2005
1.20	5,000	no expiry
	205,000	

During the three months ended April 30, 2005 Macdonald Development Corporation, a related party, exercised 400,000 share purchase warrants. These warrants were assigned a value of $399,600 at the grant date.

(Expressed in Canadian dollars)

7. **Income taxes:**

As at January 31, 2005, the Company has losses for income tax purposes in Canada of approximately $2,495,140 which will expire commencing in 2009. At January 31, 2005, the Company has approximately $226,556 of scientific research and development expenses ("SRED") that can be carried forward indefinitely to reduce future taxable income.

The tax effect of temporary differences that gives rises to future tax assets and liabilities is presented below.

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Future income tax assets:			
Capital assets	$ 18,603	$ 16,516	$ 6,974
Tax loss carryforwards and SRED deductions	1,046,046	979,810	572,042
Other	6,673	5,646	1,412
Total gross future tax assets	1,071,322	1,001,972	580,428
Valuation allowance	(1,071,322)	(1,001,972)	(580,428)
Total future tax assets	$ -	$ -	$ -

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Full valuation allowances have been recorded in respect to future tax assets.

(Expressed in Canadian dollars)

8. **Related party transactions:**

(a) Advances from related parties:

	April 30, 2005 (unaudited)	January 31, 2005	January 31, 2004
Macdonald Commercial (b)	$ 20,000	$ 20,000	$ 44,736
Macdonald Development Corporation loans (c)	69,475	383,369	1,860,328
	89,475	403,369	1,905,064
Interest accretion	-	-	179,430
Equity component of debentures	-	-	(179,430)
	$ 89,475	$ 403,369	$ 1,905,064

(b) Macdonald Commercial:

The Company holds an office lease with Macdonald Commercial, owned by the principal shareholder in the Company. Amounts owing are to be repaid in full in 2006, without interest and relate to remaining commitments under the Company's office lease.

(c) Macdonald Development Corporation loans:

Macdonald Development Corporation is owned by the principal shareholder of the Company and has provided financing throughout the past two fiscal years.

During the three months ended April 30, 2005, Macdonald Development Corporation agreed to provide additional loans totaling $nil (January 31, 2005 - $921,124, January 31, 2004 - $1,592,359). These amounts bear interest at 8% per annum and are due on demand.

On January 31, 2004, the $1,860,328 contained two debt agreements with conversion features at the option of the holder ($450,000 and $1,410,328). The equity component of the $450,000 had been fully accreted by January 31, 2003, and the $179,430 equity component of the $1,410,328 debt was fully accreted during the January 31, 2004 fiscal year as a result of the debt being due within the year. During the year ended January 31, 2005, the above convertible loans were converted to shares.

(d) During the three months ended April 30, 2005, the Company incurred $29,608 (year ended January 31, 2005 - $84,537, January 31, 2004 - $62,726) for office lease, maintenance and management services provided by several shareholders. There was $24,636 of accounts payable outstanding at April 30, 2005 relating to these services.

(Expressed in Canadian dollars)

8. Related party transactions (continued):

(e) During three months ended April 30, 2005, the Company incurred $nil and $nil (year ended January 31, 2005 - $27,133 and $6,930, January 31, 2004 - $nil and $nil) in rent and parking expenses, respectively, due to a company owned by a shareholder of the Company. There was $3,912 (January 31, 2005 - $3,912, January 31, 2004 - $nil) of accounts payable outstanding for additional rent owing.

9. Commitments:

The Company's minimum obligations under property lease agreements with a related company, exclusive of occupancy costs, are as follows:

Year ended January 31:	
2006	$ 35,000

During 2005, the Company entered into a research and development agreement and co-development agreement, whereby the Company is contracted to develop certain applications. A value has yet been determined for these commitments.

10. Financial instruments:

(a) Fair value:

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their immediate or short-term maturity.

(b) Concentrations of credit risk:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable. To reduce credit risk, cash equivalents are only held at major financial institutions and management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses.

(Expressed in Canadian dollars)

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11. Voting trust:

In conjunction with the loan agreement described in note 8, the Company placed 65% of the common shares outstanding in a voting trust with Macdonald Development Corporation as the sole trustee, until all amounts owing under the loan agreement have been paid.

12. Industry segment and foreign operations:

The Company operates in one segment being the delivery of wireless information solutions and the sale of related products to consumers and suppliers worldwide. Since the Company operates in one segment, all financial segment information can be found in the consolidated financial statements.

All of the assets related to the Company's operations are located in Canada.

13. Economic dependence:

In the period ended April 30, 2005 and years ended January 31, 2005 and 2004, approximately 70% of sales were made to two customers.

14. Subsequent event:

On June 13, 2005, Most Home Corp., a US public company, acquired 100% of the outstanding common stock of the Company through a share purchase agreement. A total of 300,000 common shares, valued at $0.367 of Most Home Corp. were issued to acquire 3,667,890 outstanding common shares of the Company.

(Expressed in Canadian dollars)

15. Differences between Canadian and United States Generally Accepted Accounting Principles:

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") which differ in certain respects from those measurement principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The material differences affecting the consolidated financial statements are as follows:

Consolidated Balance Sheets:

(i) Assets:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Assets under Canadian and U.S. GAAP	$ 143,194	$ 261,180	$ 207,244

(ii) Liabilities:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Liabilities under Canadian and U.S. GAAP	$ 591,280	$ 912,143	$ 2,197,444

(iii) Contributed surplus:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Contributed surplus under Canadian GAAP	$ 76,974	$ 476,574	$ 574,945
Compound financial instruments (a)	-	-	(629,430)
Stock-based employee compensation expense (b)	(14,726)	(14,726)	(5,263)
Contributed surplus (applied to reduce share capital) under U.S. GAAP	$ 62,248	$ 461,848	$ (59,748)

(Expressed in Canadian dollars)

15. Differences between Canadian and United States Generally Accepted Accounting Principles (continued):

Consolidated Balance Sheets (continued):

(iv) Share capital:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Share capital under Canadian GAAP	$ 4,436,016	$ 3,640,663	$ 511,233
Compound financial instruments (a)	(629,430)	(629,430)	-
Share capital under U.S. GAAP	$ 3,806,586	$ 3,011,233	$ 511,233

(v) Deficit:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Deficit under Canadian GAAP	$(4,961,076)	$(4,768,200)	$(3,076,378)
Compound financial instruments (a)	629,430	629,430	629,430
Stock-based employee compensation expense (b)	14,726	14,726	5,263
Deficit under U.S. GAAP	$(4,316,920)	$(4,124,044)	$(2,441,685)

Consolidated Statements of Operations:

	April 30, 2005	January 31, 2005	January 31, 2004
	(unaudited)		
Net loss for the period under Canadian GAAP	$ (192,876)	$(1,691,822)	$(1,761,636)
Accretion of convertible loan (a)	-	-	179,430
Stock-based employee compensation expense (b)	-	9,463	5,263
Net loss for the period under U.S. GAAP	$ (192,876)	$(1,682,359)	$(1,576,943)

15. Differences between Canadian and United States Generally Accepted Accounting Principles (continued):

(a) Compound financial instruments:

Canadian GAAP requires that compound financial instruments be split into their liability and equity components based on fair values of the components. The debt component is accreted to its face value at maturity. U.S. GAAP provides for similar accounting where the underlying instrument has beneficial conversion features. Management has determined that the convertible option for the underlying instrument did not represent a beneficial conversion feature and the accretion amounts and equity component reclassification are not required under U.S. GAAP.

(b) Stock-based compensation:

Under Canadian GAAP, prior to February 1, 2003, the Company did not recognize any compensatory element for options granted to employees or directors. For the year ending January 31, 2004 and subsequently, the Company has recognized compensation expense using the fair value based method for such options. The Financial Accounting Standards Board in the U.S. has issued Statement of Financial Accounting Standards No. 123, *"Accounting for Stock-Based Compensation"* ("FAS 123"). As permitted by FAS 123, the Company has elected, for U.S. GAAP purposes, to continue measuring employee compensation costs using the intrinsic value method of accounting under APB Option 25 and related interpretations. Under the intrinsic value based method, employee stock option compensation is determined by the excess, if any, of the quoted market value of stock at the date of the grant over the amount an optionee must pay to acquire the stock. The excess is recognized by a charge to operations over the vesting period. The Company's options were issued at the market value of the underlying stock. As the options have no intrinsic value, the fair value compensation expense recognized would not be recognized under U.S. GAAP.

15. Differences between Canadian and United States Generally Accepted Accounting Principles (continued):

(c) Income taxes:

Canadian GAAP requires income tax assets and liabilities to be measured using the income tax rates and income tax laws that, at the balance sheet date, are expected to apply when the liability is settle or the asset is realized. The rates are normally those that are enacted at the balance sheet date, however, Canadian GAAP states that it would be appropriate to use a substantively enacted income tax rate only when there is pervasive evidence that:

- the government is able and committed to enacting the proposed change in the foreseeable future; and
- where the change relates to the current year, the enterprise expects to be assessed based on the announced tax rates.

U.S. GAAP discusses the circumstances under which various federal government budgetary actions are considered to be substantively enacted, and how a company accounts for the proposed change. U.S. GAAP states that the effect of a change in tax laws or rates should be recognized at the date of enactment. The use of a substantively enacted income tax rate is not permitted.

The application of this difference under U.S. GAAP does not result in a material difference between future income taxes as recorded under Canadian GAAP.

16. Comparative figures:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current period.